New Jersey Department of State
                        Division of Commercial Recording
                      Certificate of Incorporation, Profit
               (Title 14A:2-7 New Jersey Business Corporation Act
                     For Use by Domestic Profit Corporation)

     This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1.   Name of Corporation: Royal Capital Management Inc.

2. The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A -1- et seq:

                  Consulting services, International trade

3.   Registered Agent: Anna Y. Ginzburg

4.   Registered Office: 60 Evergreen Dr.
                        Berkeley Heights, NJ 07922

5. The aggregate number of shares which the corporation shall have the authority to issue is: 1,000,000

6. If applicable, set forth the designation of each class and series of shares, the numbering each, and a statement of the relative rights, preferences and limitations.

7. If applicable set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their destination number, relative rights, preferences and limitations.

8.   The first Board of Directors shall consist of Directors (minimum of one).
     Name                 Street Address        City         State       Zip

     Anna Y. Ginzburg     60 Evergreen Dr.,  Berkeley Heights, NJ        07922

9.   Name and Address of Incorporator(s):
     Name                 Street Address        City         State       Zip

     Anna Y. Ginzburg     60 Evergreen Dr.,  Berkeley Heights, NJ        07922

10.  The duration of the corporation is: unlimited

11.  Other provisions: N/A

     In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 05 day of January 1994.

Signature:  /s/ Anna Ginzburg            Signature:
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Signature:                               Signature:
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